UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2006

MANATRON, INC.
(Exact name of registrant as
specified in its charter)

Commission File Number: 000-15264

Michigan (State or other jurisdiction of incorporation)	38-1983228 (IRS Employer Identification no.)

510 E. Milham Avenue Portage, Michigan (Address of principal executive offices)	49002 (Zip Code)

Registrant's telephone number,
including area code:  (269) 567-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

          On April 26, 2006 Manatron, Inc. (the "Company") announced to its employees that it is making strategic workforce reductions as part of an effort to reduce the Company's operating expenses. The reductions are effective immediately. As a result of the changes, 62 positions were eliminated, which is a reduction of approximately 14% from the workforce level on February 1, 2006. The Company now employs 368 employees. The Company believes that these reductions will help bring the Company's cost structure more in line with current revenues and help position the Company to utilize its resources and execute its business strategy more effectively. The Company does not expect additional reductions in the foreseeable future.

          The Company will incur restructuring charges associated with the workforce reduction and related costs. These charges, which have not yet been quantified, will be recorded in the last quarter of fiscal 2006, which ends on April 30, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2006	MANATRON, INC. (Registrant)

	By:	/s/ Krista L. Inosencio
Krista L. Inosencio Chief Financial Officer